Exhibit 99.1

EchoStar Places $1 Billion in Senior Notes

ENGLEWOOD, Colo., Sept. 21, 2004 — EchoStar Communications Corporation (NASDAQ: DISH) today announced that its subsidiary, EchoStar DBS Corporation, has priced $1 billion aggregate principal amount of 10-year, 6 5/8 percent senior debt securities. Interest on the notes, which will mature October 1, 2014, will be paid April 1 and October 1 each year, commencing April 1, 2005. The proceeds of the offering are intended to be used to redeem EchoStar DBS Corporation’s 10 3/8 percent Senior Notes due 2007, previously called for redemption effective Oct. 1, 2004.

The sale of the Notes is expected to close on Oct. 1, 2004, subject to customary conditions.

EchoStar DBS Corporation placed the Notes in a private transaction under Rule 144A under the Securities Act. The Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Communications Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its most recent quarterly report on Form 10-Q. The forward-looking statements speak only as of the date made, and EchoStar Communications Corporation expressly disclaims any obligation to update these forward-looking statements.

About EchoStar

EchoStar Communications Corporation (Nasdaq:DISH) serves more than 10.1 million satellite TV customers through its DISH Network™ and is a leading U.S. provider of advanced digital television services. DISH Network’s services include hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, together with professional installation and 24-hour customer service. EchoStar has been a leader for 24 years in satellite TV equipment sales and support worldwide. EchoStar is included in the Nasdaq-100 Index (NDX) and is a Fortune 500 company. Visit EchoStar’s Web site at (www.echostar.com) or call 1-800-333-DISH (3474).

Investor Relations:
Jason Kiser, 303-723-2210
jason.kiser@echostar.com
or
Press Contact:
Steve Caulk, 303-723-2010
steve.caulk@echostar.com